FRANKLIN  LAKE  RESOURCES  INC.
172 Starlite Street, South San Francisco, CA  94080
TEL   650-588-0425      FAX   650-273-1061
E-MAIL   info@franklinlake.com

NEWS RELEASE -- No. 2008-01 -- May 21, 2008

FRANKLIN LAKE RESOURCES ANNOUNCES PLANS TO BEGIN
PROCESSING AT AMARGOSA FACILITY; FUNDING RECEIVED;
AUDIT COMPLETED; SEC FILINGS CURRENT

SOUTH SAN FRANCISCO, CA  Wednesday, May 21, 2008  Franklin Lake Resources Inc. (OTCBB : FKLR), an exploratory stage mining company, announces that it is taking steps to make its facility at Amargosa, Nevada, operational by mid-June.  Its intention is to use the facility to process its own material from its claims at the Franklin Lake playa, and to process material for other parties for a fee, referred to as a toll station.  The company has been making equipment additions and facility improvements gradually over the past several years and now believes it has acquired and is installing the final pieces of equipment to allow the facility to process up to 10 tons of material per day on a regular basis.

This will allow the company to determine whether a market exists for offering toll station services to others profitably and whether it can extract gold and/or other precious metals from its claims on a profitable basis.  Although we have had occasional inquiries from others about offering processing services and several people in the industry have suggested that we offer them, we have no assurance that there is enough demand for the service to warrant offering it as our sole source of revenue or as a major component of our business.

As we have mentioned previously, over the years the company has received many engineering and assay reports on the material in its claims in the playa, and the results vary widely.  Although a majority of the reports have indicated that it does not appear that our material can be processed profitably, some have found high enough levels of gold and other precious metals that we feel justified in making this effort.  If the attempt is not successful, it is unlikely the company will continue to maintain its claims.

SEC Filings Current, including Audit Report

The company had to make corrections to its Annual Report on Form 10-KSB for the fiscal year ended October 31, 2006, and to each periodic report since then.  As a result, we fell behind in some of subsequent filings, but we are now current with all of them.  The mistakes mostly related to our accounting and our use of non-current certificate forms.  We have also filed our Annual Report for the year ended October 31, 2007, which includes our audited financial statements for the year, and our Quarterly Report for the period ended January 31, 2008.  All reports are available on the SEC website (www.sec.gov), and we will add them as soon as possible to our own website (www.franklinlake.com).

Funding Received

Father Ofiesh informed the board of directors that he will invest another $100,000 of his personal funds in the company.  The company is hopeful that these funds, along with anticipated revenue from toll services, will be sufficient to cover operations through the month of August 2008.

Note

This news release may contain statements which express the company’s hopes, plans, beliefs, anticipations, and expectations regarding revenues, costs and other financial obligations, capital resources and requirements, equipment needs, facility operations, and other aspects of our business.  Statements related to our future performance or as to what we believe or expect to occur are considered forward-looking, meaning that they are based on our current expectations, estimates, and projections about the company’s situation and our beliefs and assumptions.  These statements are subject to risks which could cause the company’s actual results to differ materially from the plans, beliefs, and expectations made in these statements.  Please refer to our Annual Report on Form 10-KSB for the fiscal year ended October 31, 2007, our quarterly reports on Form 10-QSB, and our other papers filed with the SEC for a discussion of these and other risk factors.

CONTACT   Father Gregory Ofiesh, president and CEO   650-588-0425

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